Exhibit 5

Certification Under Rule 466

The Depositary, The Bank of New York, represents and certifies the following:

(1)

That it previously has filed a Registration Statement on Form F-6 (ARM Holdings plc, Registration No.  333-11840) which the Commission declared effective, with terms of deposit identical to the terms of deposit of this Registration Statement except for the par value of the foreign securities which the ADS represents.

(2)

That its ability to designate the date and time of effectiveness under Rule 466 has not been suspended.

THE BANK OF NEW YORK,
As Depositary

By: \s\ David S. Stueber

Name: David S. Stueber

Title: Vice President